Exhibit 99.1


          FACTORY 2-U STORES, INC. ANNOUNCES APPOINTMENT OF INTERIM CFO


     SAN DIEGO, CA, January 6, 2004 - FACTORY 2-U STORES, INC. (Nasdaq: FTUS) today announced that effective January 5, 2004, Douglas C. Felderman resigned from the Company to pursue other opportunities and that John Swygert, Senior Vice President of Finance & Planning, had been appointed Chief Financial Officer on an interim basis.

     FACTORY 2-U STORES, INC. operates 243 "Factory 2-U" off-price retail stores which sell branded casual apparel for the family, as well as selected domestics and household merchandise at prices which generally are significantly lower than the prices offered by its discount competitors. The Company operates 32 stores in Arizona, 2 stores in Arkansas, 65 stores in southern California, 63 stores in northern California, 1 store in Idaho, 8 stores in Nevada, 9 stores in New Mexico, 1 store in Oklahoma, 14 stores in Oregon, 34 stores in Texas, and 14 stores in Washington.

     Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from the Company's present expectations. Among the important factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: customer demand and trends in the off-price apparel industry, the effect of economic conditions, the impact of competitive openings and pricing, supply constraints or difficulties, and other risks detailed in the Company's Securities and Exchange Commission filings.

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